SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  January 30, 1997


                        GOLDEN EAGLE INTERNATIONAL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Colorado                         0-23726                    84-1116515
--------------                   -----------                 ------------------
(State or other                  (Commission                  (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)

4949 South Syracuse Street, Ste. #300, Denver, Colorado             80237
-------------------------------------------------------            --------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code 303-694-6101

Item 1.  Changes in Control of Registrant
         --------------------------------
         None.


Item 2.  Acquisition or Disposition of Assets
         ------------------------------------
         None.

Item 3.  Bankruptcy or Receivership
         --------------------------
         None.


Item 4.  Changes in Registrants Certifying Accountant
         --------------------------------------------
         None.


Item 5.  Other Events
         ------------

          a. The Company received the report of Guido Paravicini containing the results and conclusions of his sampling and investigation of the Company's mineral prospect on the Tipuani River in Bolivia. A copy of the report sans graphic exhibits (they can't be edgarized) is attached hereto.

          b. Management believes that the report, though positive in certain respects, cannot be interpreted as definitive or assured as to evaluation of the entire property. The property has not been extensively drilled throughout its breadth and length. The report results are from a very limited sampling. Alluvial deposits may have small areas of higher grade mineral content which would never be consistent with the entire prospect, which could have little or no valuable minerals, but could require great expense to mine. In other words, no reader of the report should expect, -- interpret, or forecast any profitable mining operation due to many variables as yet unknown and unforeseen.

Item 6.  Resignation of Directors
         ------------------------
         None.


Item 7.  Financial Statements Pro Forma Financial & Exhibits
         ---------------------------------------------------
         Financials - None.

         Exhibits - Report of Guido Paravicini.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 30, 1997               GOLDEN EAGLE INTERNATIONAL, INC.


                                       By: /S/  MARY A. ERICKSON
                                          --------------------------------------
                                           Mary A. Erickson, President